Exhibit 99.3

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENT DATA
OF SCIENTIFIC GAMES AND GLOBAL DRAW
(IN THOUSANDS)

The unaudited pro forma condensed combined financial statements have been derived by the application of pro forma adjustments to the combined historical consolidated financial statements of Scientific Games Corporation (“Scientific Games”), the historical consolidated financial statements of Neomi Associates Inc (“Neomi”), including its 100% owed subsidiary, The Global Draw Limited, and the historical financial statements of Research and Development GmbH (“Research and Development”, and together with Neomi and its consolidated subsidiaries, “Global Draw”). The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2005 gives effect to the following: (i) the consummation of the acquisition of Global Draw by Scientific Games (“the Global Draw acquisition”), (ii) proceeds from the issuance of a $100,000 Term C Loan due December 2009 which bears interest at LIBOR plus 1.25% and (iii) $81,060 of borrowings under our Revolving Credit Facility which bears interest at LIBOR plus 1.75% , as if each occurred at January 1, 2005. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 gives effect to these transactions as if each had occurred on that date.

The unaudited pro forma condensed combined financial data does not purport to represent what our financial position and results of operations would have been if these transactions had actually occurred as of the dates indicated and are not intended to project our financial position or results of operations for any future period.

The unaudited pro forma adjustments related to the purchase price allocation and financing of the Global Draw acquisition are preliminary and are based on information obtained to date that is subject to revision as additional information becomes available. Any such revisions could have a significant impact on total assets, total liabilities and stockholders’ equity, depreciation and amortization, interest expense and income taxes.

The unaudited pro forma condensed combined financial data should be read in conjunction with our historical consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2005, and Neomi’s and Research and Development’s historical financial statements and the related notes contained therein, elsewhere in this document.

The Global Draw acquisition will be accounted for in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141, “Business Combinations,” and accordingly, we will allocate the purchase price to the assets acquired and liabilities assumed based on their respective fair values as of the closing of the acquisition which will be determined based on valuations and other studies that are currently in process. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma combined financial information based on estimates and preliminary results of valuations and studies performed to date. The actual allocation of the purchase price and the resulting effect on income from operations may differ materially from the pro forma amounts included herein. Except as explained in the notes to the Unaudited Pro Forma Combined Balance Sheet, we have assumed that the current recorded book value of Global Draw’s assets and liabilities approximate their fair value. When we can further analyze Global Draw’s detailed asset records, we will make an allocation of the purchase price to these assets based on detailed valuations, which may change the amounts of currently recorded book values of Global Draw’s assets and liabilities thereby changing the amount of goodwill reflected in the accompanying unaudited pro forma condensed combined financial data. In addition, we will review the estimated remaining lives of the assets, which may affect the resulting depreciation and amortization relating to these assets, and accordingly, may affect net income and the pro forma results of operations included herein.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Scientific Games Historical Twelve Months Ended December 31, 2005	Neomi Historical Twelve Months Ended March 31, 2006	Research and Development Historical Twelve Months Ended December 31, 2005	Pro Forma Adjustments		Unaudited Pro Forma Twelve Months Ended December 31, 2005
	(1)	(2)	(3)	(4)
Operating revenues:
Services	$639,327	76,379	2,808	(2,808	)(e)	715,706
Sales	142,356	—	—	—		142,356
	781,683	76,379	2,808	(2,808)		858,062
Operating expenses
Cost of services (exclusive of depreciation and amortization)	351,430	28,785	1,720	(2,808	)(e)	379,127
Cost of sales (exclusive of depreciation and amortization)	100,621	—	—	—		100,621
Selling, general and administrative expenses	131,844	14,472	567	(6,153	)(a)	140,730
Depreciation and amortization	66,794	18,902	255	(8,619	)(b)(c)	77,332
Operating income	130,994	14,220	266	14,772		160,252
Other deductions:
Interest expense	26,548	73	9	12,180	(d)	38,810
Equity in loss in joint ventures	2,064	—	—	—		2,064
Early extinguishment of debt	478	—	—	—		478
Other (income) expense, net	(1,700)	(298)	9	—		(1,989)
	27,390	(225)	18	12,180		39,363
Income before income tax expense	103,604	14,445	248	2,592		120,889
Income tax (benefit) expense	28,285	(1,340)	62	6,616	(f)	33,623
Net income	$75,319	15,785	186	(4,024)		87,266

Basic and diluted net income per share:
Basic net income available to common stockholders	$0.84					0.98
Diluted net income available to common stockholders	$0.81					0.94

Weighted average number of shares used in per share calculations:
Basic shares	89,327					89,327
Diluted shares	92,484					92,484

The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENTS OF OPERATIONS
(IN THOUSANDS)

1.               The historical balances in this column represent the consolidated results of operations of Scientific Games for the twelve months ended December 31, 2005 as reported in the audited historical consolidated financial statements of Scientific Games.

2.               The historical balances in this column represent the consolidated results of operations of Neomi for the twelve months ended March 31, 2006 as reported in the audited historical consolidated financial statements of Neomi.

3.               The historical balances in this column represent the results of operations of Research and Development for the twelve months ended December 31, 2005 as reported in the audited historical consolidated financial statements of Research and Development.

4.               The pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations give effect to the following:

(a)             A decrease to selling, general and administrative expenses related to the following:

To eliminate transaction bonuses awarded to certain key employees	$3,664
To eliminate social tax charges resulting from the selling shareholder’s transfer of shares in Neomi to certain key employees	2,489
$6,153

(b)            A decrease in depreciation expense relating to acquired property and equipment based on estimated useful lives (in years) and estimated fair market values. The following table indicates the components of the adjustments by asset class and the amount by which current estimates of average useful lives differ from the average remaining lives in the depreciation accounts of Global Draw:

DEPRECIATION EXPENSE

	Preliminary Estimated Fair Value	Historic Average Estimated Life	Approximate Average Remaining Life	Year Ended March 31, 2006
Terminals and computer equipment	$5,661	4	2	2,950
Transportation equipment	1,068	4	3	365
	$6,729			3,315
Global Draw historical depreciation expense				11,168

Decrease in depreciation expense				$7,853

The decrease in depreciation expense results from the estimated fair market value of the terminals and computer equipment being less than the net book value of such items.

(c)             A decrease in amortization expense relating to acquired intangible assets and goodwill based on estimated lives as follows:

AMORTIZATION EXPENSE

	Preliminary Estimated Fair Value	Average Estimated Life	Year Ended March 31, 2006
Customer relationships	$ 8,422	3	2,812
Game Technology	16,602	4	4,156
Trade name	4,915	N/A	—
	$ 29,939		6,968

Global Draw historical intangible amortization expense			7,734

Decrease in amortization expense			$766

(d)            A net increase in interest expense reflecting borrowings under the term loan, the revolving loan facility, and amortization of deferred financing costs, is calculated as follows:

INTEREST EXPENSE

	Amount Borrowed	Interest Rate	Year Ended March 31, 2006
New senior credit facilities:
Term C Loan	$100,000	6.47%	6,470
Revolving credit facility	81,060	6.97%	5,650
Amortization of deferred financing costs			142
	$181,060		12,262
Existing interest expense on debt being repaid			82
Increase in interest expense			$12,180

The effect of a 0.125% change in the assumed interest rate on borrowings under our new senior credit facilities would result in a $226 change in the pro forma interest expense on an annual basis.

(e)             The elimination of intercompany revenue and costs related to services provided by Research and Development to The Global Draw Limited.

(f)               A net increase in income tax expense resulting from the following:

The elimination of the corporate tax deduction taken in connection with the payment of social tax charges resulting from the sole selling shareholder’s transfer of shares in Neomi to certain key employees	$5,838
Income tax expense resulting from the pro forma decrease in taxable income	778
$6,616

UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET
YEAR ENDED DECEMBER 31, 2005
(IN THOUSANDS)

	Scientific Games Corporation Historical December 31, 2005	Neomi Historical March 31, 2006	Research and Development Historical December 31, 2005	Pro Forma Adjustments		Unaudited Pro Forma Twelve Months Ended December 31, 2005
	(1)	(2)	(3)	(4)
Current assets:
Cash and cash equivalents	38,942	5,797	—	(569	)(d)	44,170
Accounts receivable	129,250	3,409	693	—		133,352
Inventories	40,148	1,228	—	—		41,376
Deferred income taxes	14,242	2,285	—	—		16,527
Prepaid expenses, deposits and other current assets	31,971	15,016	6	—		46,993
Total current assets	254,553	27,735	699	(569)		282,418
Property and equipment, at cost	666,469	48,884	674	(42,829)		673,198
Less accumulated depreciation	300,250	34,235	174	(34,409)		300,250
Net property and equipment	366,219	14,649	500	(8,420	)(a)	372,948
Goodwill	339,169	—	—	132,516	(b)	471,685
Operating right, net	14,020	—	—	—		14,020
Other intangible assets, net	73,269	17,474	71	12,394	(c)	103,208
Other assets and investments	125,283	—	—	569	(d)	125,852
Total assets	1,172,513	59,858	1,270	136,490		1,370,131
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	6,055	—	43	1,000	(f)	7,098
Accounts payable	54,223	2,235	32	—		56,490
Accrued liabilities	80,305	12,142	914	—		93,361
Interest payable	779	—	—	—		779
Total current liabilities	141,362	14,377	989	1,000		157,728
Deferred income taxes	9,759	—	—	1,192	(g)	10,951
Other long-term liabilities	59,879	—	—	—		59,879
Long-term debt, excluding current installments	574,680	38,832	—	141,228	(e)(f)	754,740
Total liabilities	785,680	53,209	989	143,420		983,298

Stockholders’ equity:
Class A common stock, par value $0.01 per share, 199,300 shares authorized, 88,414 and 89,869 shares outstanding at December 31, 2004 and 2005, respectively	899	—	21	(21	)(h)	899
Additional paid-in capital	425,750	—	—	—		425,750
Accumulated profits (losses)	(33,309)	6,649	260	(6,909	)(h)	(33,309)
Treasury stock, at cost	(9,556)	—	—	—		(9,556)
Accumulated other comprehensive income	3,049	—	—	—		3,049
Total stockholders’ equity	386,833	6,649	281	(6,930)		386,833
Total liabilities and stockholders’ equity	1,172,513	59,858	1,270	136,490		1,370,131

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(IN THOUSANDS)

1.               The historical balances in this column represent the consolidated balance sheet of Scientific Games as of December 31, 2005 as reported in the audited historical consolidated financial statements of Scientific Games.

2.               The historical balances in this column represent the consolidated balance sheet of Neomi as of March 31, 2006 as reported in the audited historical consolidated financial statements of Neomi.

3.               The historical balances in this column represent the balance sheet of Research and Development as of December 31, 2005 as reported in the audited historical financial statements of Research and Development.

4.               The pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet give effect to the following:

a.               Based on preliminary information, the fair market values of the acquired property and equipment is below the historical net book values of these assets by $8,420. As a result, this amount has been reflected as a decrease to property and equipment.

b.              The increase in goodwill results from the Global Draw acquisition.

c.               Based on preliminary information, the fair market value of acquired intangible assets is above the historical book value of these assets by $12,394. As a result, this amount has been reflected as an increase to intangible assets.

d.              The increase in other assets results from the capitalization of deferred financing fees.

e.               Proceeds from the new Term C Loan and borrowings under the Revolving Credit Facility less repayment of existing debt of Neomi and existing debt of Scientific Games calculated as follows:

Proceeds from Term C Loan	$100,000
Proceeds from borrowings under the Revolving
Credit Facility	81,060
Repayment of existing debt of Neomi	(38,832)
$142,228

f.                 The net increase in long-term debt of $142,228 has been classified as follows:

Current installments of long-term debt	$1,000
Long-term debt, excluding current installments	141,228
$142,228

g.              The increase in current deferred tax liabilities of $1,192 is the result of the increase in the fair value of identifiable intangible assets acquired, partially offset by the decrease in property plant and equipment, in connection with the acquisition of Global Draw.

h.              Reflects adjustments to historical stockholders’ equity.